Exhibit 99.3

Statement Under Oath of Principal Executive Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Van B. Honeycutt, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Computer Sciences Corporation, and, except as corrected or supplemented in a subsequent covered report:

o

no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

o

no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with Computer Sciences Corporation's Audit Committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

	o	Computer Sciences Corporation's Annual Report on Form 10-K for the fiscal year ended March 29, 2002;

o

all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Computer Sciences Corporation filed with the Securities and Exchange Commission subsequent to the filing of the Form 10-K identified above; and

	o	any amendments to any of the foregoing.

/s/ Van B. Honeycutt	Subscribed and sworn to before me
Van B. Honeycutt	this 12th day of August, 2002.
Chairman and Chief Executive Officer
August 12, 2002

/s/ Kismet Woodring
Notary Public

My Commission Expires: October 15, 2005